Exhibit 10.10

AWAYSIS CAPITAL, INC.

NON-STATUTORY COMMON STOCK OPTION AGREEMENT

AGREEMENT made as of the 13th day of February, 2023 (the “Grant Date”) by and between AWAYSIS CAPITAL, INC., a Delaware corporation (the “Company”) and Michael Singh (the “Holder”).

WHEREAS, pursuant to that Employment Agreement (the “Employment Agreement”) between the Company and the Holder dated as of the Grant Date, the Company agreed to grant to the Holder an option to purchase 11,250,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), conditioned upon the Holder’s acceptance thereof upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Holder desires to acquire said option on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1. The Company hereby grants to the Holder the right and option (hereinafter called the “Option”), to purchase all or any part of an aggregate of 11,250,000 shares of Common Stock (the “Shares”) on the terms and conditions herein set forth.

2. This Option is a non-statutory option, and not an incentive option as defined in Section 422 of the Internal Revenue Code.

3. The Option granted hereby shall become exercisable by the Holder at a price per Share (subject to adjustment as provided for herein) and at such times, as follows:

Number of Options	Exercise Price per Share	Vesting Date/ First Exercisable

11,250,000	US$0.32	February 13, 2023

4. The Option, to the extent not previously exercised, shall terminate and become null and void on February 13, 2033.

5. The exercise price of the Shares as to which the Option is exercised shall be paid in full at the time of exercise by cash or check payable to the order of the Company. The Holder shall not have any of the rights of a holder of Shares until the date of the issuance of a certificate to Holder for such Shares.

6. A. This Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, except in the event of death. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process on the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

B. The Board of Directors of the Company (the “Board”) may reasonably require, as a condition to the exercise of any Option, that the person exercising such Option give, execute and deliver to the Company such agreement and documents as the Board shall reasonably determine necessary to protect the Company.

7. If the outstanding shares of Common Stock or other securities of the Company are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company or any successor or successor-in-interest to the Company, through reorganization, recapitalization, merger, reclassification, forward or reverse split or otherwise, then in each case the exercise price and/or the number of Options and/or the securities underlying the Options shall be adjusted by the Board without any action on the part of the Holder, the Board’s reasonable determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive absent manifest error.

8. Subject to the terms and conditions of this Agreement, the Option may be exercised with respect to all or any portion of the Shares subject hereto by the delivery to the Company, at its principal place of business of (a) the written Notice of Exercise in the form attached hereto as Exhibit A, specifying the number of Shares with respect to which the Option is being exercised and signed by the person exercising the Option as provided herein, (b) payment of the exercise price and (c) payment of any withholding tax that the Company may be required to withhold as a result of exercises of the Option by the Holder. The Company shall issue and deliver a certificate or certificates representing said Shares as soon as practicable after the notice and payment is so received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, and shall be delivered as aforesaid to or upon written order of the person or persons exercising the Option. In the event any person or persons other than the Holder are exercising the Option, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

9. All offers, acceptances, notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. These shall be deemed given hereunder when so delivered or received, as the case may be.

10. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

11. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof.

12. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors and assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities. The Company may assign this Agreement

13. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Neither the granting of the Option nor its exercise shall be construed to confer upon the Holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Holder from the rate in existence as of the date hereof.

15. All tax consequences under any applicable law which may arise from the grant of this Option or the exercise thereof, the sale or disposition of any Shares granted hereunder or issued upon exercise of this Option or from any other action of the Holder in connection with the foregoing shall be borne and paid solely by the Holder, and the Holder shall indemnify the Company and its affiliates, and shall hold them harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Holder agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Holder is advised to consult with a tax advisor with respect to the tax consequences of receiving or exercising this Option. The Company does not assume any responsibility to advise the Holder on such matters, which shall remain solely the responsibility of the Holder. The Holder shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Holder first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Option granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Holder shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

16. The Company and the Holder acknowledge that this Agreement shall be subject to compliance with any applicable rules, regulations and policies of any stock exchange or exchanges on which any securities of the Company may from time to time be listed and any other securities authority having jurisdiction.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

AWAYSIS CAPITAL, INC.

By:	/s/
Name:
Title:

HOLDER:

/s/ Michael Singh
Name:	MICHAEL SINGH

EXHIBIT A

NOTICE OF EXERCISE OF

NON-STATUTORY COMMON STOCK OPTION

Name: __________________________

Address: _______________________

_____________________________

Date __________________________

AWAYSIS CAPITAL, INC.

Attention: CEO

Re: Exercise of Awaysis Capital, Inc. Common Stock Option

Gentlemen:

Subject to acceptance hereof in writing by Awaysis Capital, Inc. (the “Company”) pursuant to the provisions of the Company’s Non-Statutory Common Stock Option Agreement dated as of February 13, 2023 (the “Agreement”), I hereby elect to exercise options granted to me to purchase ________ Shares (as defined in the Agreement), at US$0.32 per Share (subject to adjustment as provided in the Agreement).

Enclosed is a check in the amount of $_________, representing the full exercise price, payable to the Company’s order. If applicable, I have also enclosed a check payable to the Company representing payment of applicable withholding taxes.

As soon as the Stock Certificate is registered in my name, please deliver it to me at the above address.

Very truly yours,

AGREED TO AND ACCEPTED:
this ____ day of _________, 20__

Awaysis Capital, Inc.

By:
Name:
Title: